EX. 99.1

Hub Group, Inc. Reports Record Fourth Quarter 2015 Earnings & Announces Share Repurchase Program

OAK BROOK, IL, February 3, 2016, -- Hub Group, Inc. (NASDAQ: HUBG) today announced financial results for the quarter and year ended December 31, 2015.

Hub Group reported net income of $22.4 million for the fourth quarter ended December 31, 2015 compared to $16.4 million in the fourth quarter of 2014.  Hub Group’s diluted earnings per share was $0.63 in the fourth quarter of 2015 compared to earnings per share of $0.45 in fourth quarter of 2014.    Hub Group’s revenue decreased 3% to $890 million compared to fourth quarter 2014 revenue.  The revenue decline related primarily to lower fuel revenue.

The Hub segment’s revenue decreased 4% to $669 million compared to fourth quarter 2014 revenue.  Fourth quarter intermodal revenue decreased 4% to $446 million.  Truck brokerage revenue increased 6% to $89 million this quarter.  Fourth quarter Unyson Logistics revenue decreased 10% to $134 million.  Operating income was $28.4 million, an increase of 49% compared to the prior year period.

The Mode segment’s revenue decreased 1% to $242 million compared to fourth quarter 2014 revenue.  Operating income was $6.9 million, an increase of 22% compared to the prior year period.

Hub Group, Inc. announced today that the Board of Directors has authorized the purchase of up to $100 million of its Class A common stock.  This authorization expires in December 2016.

FULL YEAR 2015

Income for the year ended December 31, 2015 was $71 million.  Hub Group's diluted earnings per share for 2015 was $1.97.  Full year 2015 pre-tax income included one-time costs of $2.3 million including a $1.4 million Canadian currency translation loss and $0.9 million of severance in the first quarter.  Excluding the effects of these items, non-GAAP earnings per share was $2.01 for the year (see table below).    Hub Group’s revenue decreased 1% to $3.5 billion.

Hub Group ended the quarter with $208 million in cash.

CONFERENCE CALL

Hub will hold a conference call at 5:00 p.m. Eastern Time on Wednesday, February 3, 2016 to discuss its fourth quarter and full year 2015 results and provide 2016 guidance.

Hosting the conference call will be Dave Yeager, Chairman and Chief Executive Officer.  Also participating on the call will be Don Maltby, President and Chief Operating Officer, and Terri Pizzuto, Executive Vice-President and Chief Financial Officer.

This call is being webcast and can be accessed through the Investors link on Hub Group’s Web site at www.hubgroup.com.  The webcast is listen-only.  Those interested in participating in the question and answer session should follow the telephone dial-in instructions below.

To participate in the conference call by telephone, please register at http://www.yourconferencecenter.com/r.aspx?p=1&a=UPglXcxOTHkGPE. Registrants will be issued a passcode and PIN to use when dialing into the live call which will provide quickest access to the conference.  You may register at any time, including up to and after the call start time.  On the day of the call, dial (888) 771-4371 approximately ten minutes prior to the scheduled call time; enter the participant passcode and PIN received during registration.   The call will be limited to 60 minutes, including questions and answers.

An audio replay will be available through the Investors link on the Company's Web site at www.hubgroup.com. This replay will be available for 30 days.

ABOUT HUB GROUP: Hub Group, Inc. is a transportation management company that provides multi-modal solutions throughout North America, including intermodal, truck brokerage and logistics services. As a publicly traded company with over $3.5 billion in revenue, Hub Group’s organization of over 2,500 employees delivers innovative, customer-focused solutions and industry leading service to help customers better control supply chains and their costs.  For more information, visit www.hubgroup.com.

CERTAIN FORWARD-LOOKING STATEMENTS: Statements in this press release that are not historical, including statements about Hub Group's or management's earnings guidance, intentions, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and subject to risks. Such statements should be viewed with caution. Actual results or experience could differ materially from the forward-looking statements as a result of many factors. Factors that could cause actual results to differ materially include the factors listed from time to time in Hub Group's SEC reports including, but not limited to, the annual report on Form 10-K for the year ended December 31, 2014 and the report on Form 10-Q for the period ended September 30, 2015.  Hub Group assumes no liability to update any such forward-looking statements.

SOURCE: Hub Group, Inc.

CONTACT: Maralee Volchko of Hub Group, Inc., +1-630-271-3745

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	Three Months		Twelve Months Ended
	Ended December 31,		December 31,
	2015	2014	2015	2014

Revenue	$890,272	$915,361	$3,525,595	$3,571,126
Transportation costs	773,498	825,451	3,112,900	3,200,691
Gross margin	116,774	89,910	412,695	370,435

Costs and expenses:
Salaries and benefits	44,268	32,964	158,938	136,480
Agent fees and commissions	19,350	16,239	68,724	62,041
General and administrative	15,720	14,033	60,015	58,014
Depreciation and amortization	2,095	1,897	7,988	7,799
Driver settlements and related costs	-	-	-	10,343
Impairment of software	-	-	-	11,881
Total costs and expenses	81,433	65,133	295,665	286,558

Operating income	35,341	24,777	117,030	83,877

Other income (expense):
Interest expense	(753)	(619)	(2,971)	(1,785)
Interest and dividend income	36	11	83	32
Other, net	(465)	(66)	(2,560)	(257)
Total other expense	(1,182)	(674)	(5,448)	(2,010)

Income before provision for income taxes	34,159	24,103	111,582	81,867

Provision for income taxes	11,785	7,747	40,633	30,309

Net income	$22,374	$16,356	$70,949	$51,558

Basic earnings per common share	$0.63	$0.45	$1.98	$1.41

Diluted earnings per common share	$0.63	$0.45	$1.97	$1.40

Basic weighted average number of shares outstanding	35,595	36,350	35,876	36,590
Diluted weighted average number of shares outstanding	35,726	36,533	35,968	36,732

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended December 31, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$668,865	$241,917	$(20,510)	$890,272
Transportation costs	584,569	209,439	(20,510)	773,498
Gross margin	84,296	32,478	-	116,774

Costs and expenses:
Salaries and benefits	40,128	4,140	-	44,268
Agent fees and commissions	13	19,337	-	19,350
General and administrative	13,972	1,748	-	15,720
Depreciation and amortization	1,775	320	-	2,095
Total costs and expenses	55,888	25,545	-	81,433

Operating income	$28,408	$6,933	$-	$35,341

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Three Months
	Ended December 31, 2014
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$695,507	$245,266	$(25,412)	$915,361
Transportation costs	633,131	217,732	(25,412)	825,451
Gross margin	62,376	27,534	-	89,910

Costs and expenses:
Salaries and benefits	29,285	3,679	-	32,964
Agent fees and commissions	14	16,225	-	16,239
General and administrative	12,408	1,625	-	14,033
Depreciation and amortization	1,556	341	-	1,897
Total costs and expenses	43,263	21,870	-	65,133

Operating income	$19,113	$5,664	$-	$24,777

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT
(in thousands)

	Twelve Months
	Ended December 31, 2015
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$2,679,318	$928,661	$(82,384)	$3,525,595
Transportation costs	2,385,197	810,087	(82,384)	3,112,900
Gross margin	294,121	118,574	-	412,695

Costs and expenses:
Salaries and benefits	143,993	14,945	-	158,938
Agent fees and commissions	56	68,668	-	68,724
General and administrative	53,023	6,992	-	60,015
Depreciation and amortization	6,688	1,300	-	7,988
Driver settlements and related costs	-	-	-	-
Impairment of software	-	-	-	-
Total costs and expenses	203,760	91,905	-	295,665

Operating income	$90,361	$26,669	$-	$117,030

HUB GROUP, INC.

UNAUDITED FINANCIAL INFORMATION BY SEGMENT

(in thousands)

	Twelve Months
	Ended December 31, 2014
			Inter-	Hub
			Segment	Group
	Hub	Mode	Elims	Total
Revenue	$2,722,799	$931,131	$(82,804)	$3,571,126
Transportation costs	2,461,144	822,351	(82,804)	3,200,691
Gross margin	261,655	108,780	-	370,435

Costs and expenses:
Salaries and benefits	122,097	14,383	-	136,480
Agent fees and commissions	45	61,996	-	62,041
General and administrative	51,108	6,906	-	58,014
Depreciation and amortization	6,238	1,561	-	7,799
Driver settlements and related costs	10,343	-	-	10,343
Impairment of software	11,881	-	-	11,881
Total costs and expenses	201,712	84,846	-	286,558

Operating income	$59,943	$23,934	$-	$83,877

HUB GROUP, INC.

UNAUDITED NON-GAAP TO GAAP RECONCILIATION
(earnings per share)

	Twelve Months Ended,December 31,
	2015	2014	Change $	Change %

Diluted GAAP EPS	$1.97	$1.40	$0.57	40.7%

Driver settlements and related costs, net of tax	$-	$0.17	$(0.17)

Impairment of Software, net of tax	$-	$0.20	$(0.20)

Canadian currency loss, net of tax	$0.02	$-	$0.02

Severance cost, net of tax	$0.02	$-	$0.02

Diluted NON-GAAP EPS (adjusted)	$2.01	$1.77	$0.24	13.6%

Diluted Shares	35,968	36,732

In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identifiable in this table. For internal purposes, Hub excludes these items from results when evaluating operating performance.  This table and Hub’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

HUB GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

	December 31,
	2015	2014
ASSETS	unaudited
CURRENT ASSETS:
Cash and cash equivalents	$207,749	$109,769
Accounts receivable trade, net	379,987	401,803
Accounts receivable other	10,344	24,886
Prepaid taxes	362	14,937
Deferred taxes	8,412	4,816
Prepaid expenses and other current assets	17,756	14,355
TOTAL CURRENT ASSETS	624,610	570,566

Restricted investments	21,108	21,944
Property and equipment, net	374,847	338,327
Other intangibles, net	13,139	14,434
Goodwill, net	262,594	262,813
Other assets	4,848	4,043
TOTAL ASSETS	$1,301,146	$1,212,127

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable trade	$230,432	$256,345
Accounts payable other	21,495	21,333
Accrued payroll	33,020	16,192
Accrued other	38,733	43,523
Current portion of capital lease	2,608	2,504
Current portion of long term debt	32,409	19,619
TOTAL CURRENT LIABILITIES	358,697	359,516

Long term debt	100,895	72,460
Non-current liabilities	20,233	22,929
Long term portion of capital lease	13,299	15,937
Deferred taxes	160,182	140,501

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value; 2,000,000 shares authorized; no shares issued or outstanding in 2015 and 2014	-	-
Common stock
Class A: $.01 par value; 97,337,700 shares authorized and 41,224,792 shares issued in 2015 and 2014; 35,633,961 shares outstanding in 2015 and 36,247,324 shares outstanding in 2014	412	412
Class B: $.01 par value; 662,300 shares authorized; 662,296 shares issued and outstanding in 2015 and 2014	7	7
Additional paid-in capital	174,285	171,235
Purchase price in excess of predecessor basis, net of tax benefit of $10,306	(15,458)	(15,458)
Retained earnings	660,758	589,809
Accumulated other comprehensive loss	(178)	(77)
Treasury stock; at cost, 5,590,831 shares in 2015 and 4,977,468 shares in 2014	(171,986)	(145,144)
TOTAL STOCKHOLDERS' EQUITY	647,840	600,784
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,301,146	$1,212,127

HUB GROUP, INC.

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net Income	$70,949	$51,558
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,042	29,380
Impairment of software	-	11,881
Deferred taxes	16,378	24,501
Compensation expense related to share-based compensation plans	7,833	8,258
Gain on sale of assets	(129)	(46)
Excess tax benefits from share based compensation	(81)	-
Changes in operating assets and liabilities:
Restricted investments	836	(1,190)
Accounts receivable, net	36,373	(28,621)
Prepaid taxes	14,575	(14,533)
Prepaid expenses and other current assets	(3,401)	(1,621)
Other assets	(805)	(2,047)
Accounts payable	(25,736)	20,370
Accrued expenses	20,505	367
Non-current liabilities	(2,642)	284
Net cash provided by operating activities	171,697	98,541

Cash flows from investing activities:
Proceeds from sale of equipment	2,309	612
Purchases of property and equipment	(83,042)	(119,171)
Net cash used in investing activities	(80,733)	(118,559)

Cash flows from financing activities:
Proceeds from issuance of debt	64,442	91,084
Repayments of long term debt	(23,217)	(7,251)
Stock tendered for payments of withholding taxes	(2,916)	(3,195)
Purchase of treasury stock	(28,823)	(18,024)
Capital lease payments	(2,534)	(2,449)
Excess tax benefits from share-based compensation	195	652
Net cash provided by financing activities	7,147	60,817

Effect of exchange rate changes on cash and cash equivalents	(131)	6

Net increase in cash and cash equivalents	97,980	40,805
Cash and cash equivalents beginning of the year	109,769	68,964
Cash and cash equivalents end of the year	$207,749	$109,769